Exhibit 2

                           STOCKHOLDERS AGREEMENT

                STOCKHOLDERS AGREEMENT, dated April 22, 1996 among Metrocall, Inc., a Delaware corporation ("Buyer"), and the persons listed on the signature page hereof (the "Stockholders").

                WHEREAS, the Stockholders collectively own, beneficially or of record, the number of issued and outstanding shares of the Series One Convertible Preferred Stock (the "Preferred Stock"), and the number of issued and outstanding shares of Common Stock, par value $.10 per share (the "Common Stock") of Page America Group, Inc., a New York corporation (the "Company") indicated on the attached signature pages;

                WHEREAS, Buyer, the Company, and its wholly owned subsidiaries, Page America of New York, Inc., a New York corporation, Page America of Illinois, Inc., an Illinois corporation, Page America Communications of Indiana, Inc., an Indiana corporation, and Page America of Pennsylvania, Inc., a Pennsylvania corporation (collectively, the "Sellers"), propose to enter into an Asset Purchase Agreement of even date herewith (the "Purchase Agreement") providing for the purchase and sale of all or substantially all of the Sellers' assets to Buyer (the "Asset Sale and Purchase");

                WHEREAS, as a condition to the willingness of Buyer to enter into the Purchase Agreement, Buyer has requested that each Stockholder agree, and in order to induce Buyer to enter into the Purchase Agreement, each Stockholder has agreed to enter into this Agreement setting forth certain rights and obligations of the parties with respect to the Stockholder Shares (as hereinafter defined);

                NOW THEREFORE, in consideration of the premises and the representations, warranties and agreement herein contained, the parties agree as follows:



                                  ARTICLE I

                                DEFINED TERMS

                Section 1.1. Defined Terms.  (a) Capitalized terms used
                             ______________
herein and not defined shall have the meaning ascribed thereto in the Purchase Agreement.

                (b) The term "Stockholder Shares" as used herein means, with
                              ___________________
respect to each Stockholder the aggregate of (i) the number of shares of Preferred Stock owned beneficially or of record by such Stockholder, (ii) the number of shares of Common Stock owned beneficially or of record by such Stockholder (the numbers for items (i) and (ii) are set forth opposite such Stockholders's name on the signature page hereof, and (iii) any additional shares of Common Stock, Preferred Stock or rights to acquire voting securities of the Company acquired by such Stockholder (whether by purchase or otherwise) from and after the date of this Agreement.


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                                 ARTICLE II

        VOTING OF STOCKHOLDER SHARES FOR THE ASSET SALE AND PURCHASE

                Section 2.1 No Disposition of Shares.  Prior to the earlier
                            _________________________
to occur of (i) the stockholder approval referenced in Section 8.3.7 of the Purchase Agreement or (ii) the termination of the Purchase Agreement pursuant to Article 9 thereof, no Stockholder shall transfer, pledge, or otherwise dispose of any Stockholder Shares, deposit any Stockholder Shares into a voting trust or enter into any voting agreement or arrangement with respect thereto, or enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition, sale, assignment, transfer or disposition of any Stockholder Shares.

                Section 2.2 Voting of Stockholder Shares.  Each Stockholder
                            _____________________________
hereby agrees to cause each Stockholder Share owned by such Stockholder beneficially or of record to be voted (i) at such special meeting of stockholders of the Company to be called to consider the Asset Sale and Purchase (the "Special Meeting"), in favor of the Asset Sale and Purchase and (ii) at any meeting of stockholders of the Company or at any adjournment thereof or in any other circumstances upon which their vote, consent or other approval is sought, against (a) any Acquisition Proposal or (b) any amendment of the Company's Articles of Incorporation or By-laws or other proposal or transaction involving the Company or any of its subsidiaries which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify the Asset Sale and Purchase, the Purchase Agreement or any other transactions contemplated by the Purchase Agreement (each of the foregoing in clauses (a) or (b) above a "Competing Transaction"). In furtherance of the foregoing, each Stockholder hereby irrevocably appoints ______________, _________________, and each of them, any other designees of Buyer, the attorneys-in-fact and proxies of such Stockholder, each with full power of substitution, to vote at the Special Meeting or at any annual, special or adjourned meeting of the Company's stockholders or otherwise (including by executing written consents) in such manner as each such attorney-in-fact and proxy or his substitute shall in his sole discretion deem proper (i) in favor of the Asset Sale and Purchase, the execution and delivery of the Purchase Agreement and approval of the terms thereof and each of the other transactions contemplated by the Purchase Agreement and (ii) against any Competing Transaction. This power of attorney and proxy is coupled with an interest, irrevocable and granted in consideration of the Buyer's agreement to enter into the Purchase Agreement. Upon the execution of this Agreement, all prior powers of attorney, proxies and consents given by the undersigned with respect to such Stockholder Shares will, without further action, be revoked and no subsequent powers of attorney, proxies, consents or revocation may be given (and, if given, will not be deemed effective) by such Stockholder.


                                 ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS

Each Stockholder severally represents and warrants to Buyer that:


       3 of 6

                SECTION 3.1.  Representations and Warranties.  Such
                              _______________________________
Stockholder is the sole, true, lawful and beneficial or record owner of the number of Stockholder Shares set forth opposite his name on the signature page hereof and there are no restrictions on such Stockholder's voting rights or rights of disposition pertaining thereto, except for the restrictions of the Securities Act of 1933, as amended. None of such Stockholder Shares is subject to any voting trust or other agreement (other than this Agreement) or arrangement with respect to the voting of such Stockholder Shares. This Agreement has been duly executed and delivered by such Stockholder and constitutes a valid and binding agreement of such Stockholder. The execution, delivery and performance by such Stockholder of this Agreement and the consummation by such Stockholder of the transactions contemplated hereby require no action by, or filing with, any governmental body, agency, official or authority by such Stockholder. The execution, delivery and performance of this Agreement by such Stockholder does not, and the consummation by such Stockholder of the transaction contemplated hereby does not and will not, contravene or conflict with or constitute a material violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to such Stockholder.


                                 ARTICLE IV

                          COVENANTS OF STOCKHOLDERS

                SECTION 4.1  No Solicitation of Offers.  Each Stockholder
                             __________________________
shall comply with, and be bound by, the restrictions set forth in Section
6.9 of the Purchase Agreement as if such restrictions were fully set forth herein.

                SECTION 4.2  Stock Option.  Each Stockholder hereby grants
                             _____________
to Buyer an irrevocable option (the "Stock Option") to purchase all of Stockholder Shares legally and/or beneficially owned by such Stockholder at any time during the Exercise Period (as defined below). Buyer shall pay Stockholders for each share of Common Stock delivered at the Stock Option Closing (as hereinafter defined), a price per share equal to the average of the last sales price per share on the American Stock Exchange for the twenty consecutive trading days immediately prior to the date of execution of this Agreement (the "Common Stock Purchase Price"). Buyer shall pay Stockholders for each share of Preferred Stock delivered at Closing, a price per share of $105.00

                SECTION 4.3 Exercise of Stock Option.  (a) Subject to
                            _________________________
 Section 4.4 hereof, the Stock Option may be exercised by Buyer, in whole and for each Stockholder but not in part or for less than all Stockholders, during the period (the "Exercise Period") commencing on the date of the Company's exercise of its termination rights pursuant to Section 9.1.6 of the Purchase Agreement and ending on the date ten business days thereafter.

                (b) In the event Buyer wishes to exercise the Stock Option, Buyer shall send a written notice (an "Exercise Notice") during the Exercise Period to each Stockholder specifying that Buyer shall purchase the total number of Stockholder Shares held by such Stockholder and a date, which


       4 of 6

shall be a business day for the closing of such purchase no later than sixty days after the sending of such notice (the "Stock Option Closing"). The Stock Option Closing shall take place at the Washington, D.C. offices of Wilmer, Cutler & Pickering.

                (c) Upon receipt of the Exercise Notice, each Stockholder shall become obligated to deliver to Buyer a certificate or certificates representing the number of Stockholder Shares held by such Stockholder in accordance with the terms of this Agreement, on the later of the date specified in such Exercise Notice and the first business day on which the conditions specified in Section 4.4 shall be satisfied. The date specified in such Exercise Notice for the Stock Option Closing may be as early as one business day after the date of such Exercise Notice.

                Section 4.4  Condition To Delivery of the Stockholder
                             _________________________________________
Shares.  The obligation of the Stockholders to deliver the Stockholder
______
 Shares upon exercise of the Stock Option is subject to the following conditions:

                (a) All waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, applicable to the exercise of the Stock Option and the delivery of the Stockholder Shares shall have expired or been terminated, and any required consent of the FCC applicable to the exercise of the Stock Option shall have become a Final Order.

                (b) There shall be no preliminary or permanent injunction or other order by any court of competent jurisdiction restricting, preventing or prohibiting the exercise of the Stock Option or delivery of the Stockholder Shares in respect of such exercise.

                Section 4.5  Stock Option Closing.  At the Stock Option
                             ____________________
Closing, each Stockholder will deliver to Buyer a certificate or certificates evidencing the number of Stockholder Shares owned by such Stockholder, each such certificate being duly endorsed in blank and accompanied by such stock powers and such other documents as may be necessary in Buyer's judgment to transfer record ownership of the Stockholder Shares into Buyer's name on the stock transfer books of the Company, and Buyer will purchase all delivered Stockholder Shares at the price specified in Section 4.2. All payments made by Buyer to the Stockholders pursuant to this Section 4.5 shall be made by wire transfer of immediately available funds or by certified bank check payable to the Stockholders.

                Section 4.6  Adjustments Upon Changes in Capitalization.  In
                             ___________________________________________
the event of any change in the number of issued and outstanding Stockholder Shares by reason of any stock dividend, subdivision, merger, recapitalization, combination, conversion or exchange of share, or any other change in the corporate or capital structure of the Company (including, without limitation, the declaration or payment of an extraordinary dividend of cash or securities) which would have the effect of diluting or otherwise adversely affect Buyer's rights and privileges under this Agreement, the number and kind of Stockholder Shares and any consideration payable in respect of the Stockholder Shares shall be appropriately and equitably


       5 of 6

adjusted to restore to Buyer its rights and privileges under this Agreement. Without limiting the scope of the foregoing, in any such event, at the option of Buyer, the Stock Option shall represent the right to purchase in addition to the number and kind of shares which Buyer would be entitled to purchase pursuant to Section 4.2, whatever securities, cash or other property the Stockholder Shares shall have been converted into or otherwise exchanged for, together with any securities, cash or other property which shall have been distributed with respect to such Stockholder Shares.


                                  ARTICLE V

                                MISCELLANEOUS

                Section 5.1 Termination.  This Agreement shall become
                            ____________
effective upon its execution by each of the parties hereto and upon the execution of the Purchase Agreement. This Agreement may be terminated at any time by mutual written consent of each of the parties hereto. Other than the Stock Option, which shall be governed by Sections 4.2 through 4.6, this Agreement shall terminate, without any action by the parties hereto, on the date on which the Purchase Agreement terminates in accordance with its terms. No such termination shall relieve any party from liability for any breach of this Agreement. The representations and warranties set forth herein shall not survive the termination of this Agreement (or in the event the Stock Option is exercised, the purchase of the Stockholder Shares pursuant thereto).

                Section 5.2  Specific Performance.  The parties hereto agree
                             _____________________
that Buyer would be irreparably damaged if for any reason any Stockholder failed to perform any of its other obligations under this Agreement, and that Buyer would not have an adequate remedy at law for money damages in such event. Accordingly, Buyer shall be entitled to specific performance and injunctive and other equitable relief to enforce the performance of this Agreement by each Stockholder. This provision is without prejudice to any other rights that Buyer may have against any Stockholder for any failure to perform any obligations under this Agreement.

                Section 5.3 Modification of Agreement.  This Agreement may
                            _________________________
not be modified amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided
                                                                   ________
that no party may assign, delegate, or otherwise transfer any of its rights or obligation under this Agreement without the consent of the other parties hereto, except to the extent that Buyer may assign its rights under this Agreement to its direct or indirect wholly-owned subsidiary, but such assignment shall not relieve Buyer of its obligations hereunder. This Agreement shall be construed in accordance with and governed by the law of Delaware without regards to conflict of laws principles. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto shall have received counterparts hereof signed by all of the other parties hereto.



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                IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be duly executed as of the day and year first above written.

BUYER
_____

METROCALL, INC. (SEAL)

By:_____________________
Its:

STOCKHOLDERS
____________

                                 Shares of                Shares of
                                 Common Stock             Preferred Stock

________________________         __________                __________


________________________         __________                __________


________________________         __________                __________



________________________         __________                __________


STOCKHOLDERS
____________

                                 SHARES OF                SHARES OF
                                 COMMON STOCK             PREFERRED STOCK

________________________         __________                __________


________________________         __________                __________


________________________         __________                __________


________________________         __________                __________


________________________         __________                __________


________________________         __________                __________



________________________         __________                __________